EX-28.d.3.v.ii

AMENDMENT

TO

SUBADVISORY AGREEMENT

This Amendment (“Amendment”) to the Subadvisory Agreement dated June 13, 2019, as amended March 10, 2021 (the “Agreement”), by and among NATIONWIDE VARIABLE INSURANCE TRUST (the “Trust”), NATIONWIDE FUND ADVISORS (the “Adviser”) and J.P. MORGAN INVESTMENT MANAGEMENT INC. (the “Subadviser”) is entered into as of the 7th day of April, 2022 by and among the Trust, the Adviser and the Subadviser. Any term not defined in this Amendment shall have the meaning ascribed to it in the Agreement.

In consideration of the mutual promises and covenants between the parties, the Trust, the Adviser and the Subadviser hereby agree to amend the Agreement as follows:

1.	Exhibit A of the Agreement is deleted in its entirety and replaced with Exhibit A attached hereto.

2.	Except as modified herein, the terms and conditions of the Agreement, as amended, remain unchanged and in full force and effect.

This Amendment, the Agreement and the attachments thereto constitute the entire agreement among the parties and supersede all prior agreements and understandings between them relating to the subject matter hereof. No modification of the Agreement or this Amendment shall be binding on any party unless it is in writing and signed on behalf of each party by a duly authorized representative. This Amendment may be executed in counterparts, including via facsimile, all of which taken together shall constitute a single instrument.

IN WITNESS WHEREOF, the Trust, the Adviser and the Subadviser have caused this Amendment to be executed on their behalf by their duly authorized officers as of the day and year written above.

TRUST
NATIONWIDE VARIABLE INSURANCE TRUST

By:	/s/ Christopher C. Graham
Name: Christopher C. Graham
Title: VP, Chief Investment Officer

ADVISER
NATIONWIDE FUND ADVISORS

By:	/s/ Christopher C. Graham
Name: Christopher C. Graham
Title: VP, Chief Investment Officer

SUBADVISER
J.P. MORGAN INVESTMENT MANAGEMENT INC.

By:	/s/ Ana Brands
Name: Ana Brands
Title: Vice President

EXHIBIT A

SUBADVISORY AGREEMENT

AMONG

NATIONWIDE VARIABLE INSURANCE TRUST,

NATIONWIDE FUND ADVISORS

AND J.P. MORGAN INVESTMENT MANAGEMENT INC.

Effective June 13, 2019, as amended March 10, 2021

As amended April 7th, 2022*

Funds of the Trust	Subadvisory Fees
NVIT J.P. Morgan MozaicSM Multi-Asset Fund NVIT J.P. Morgan U.S. Equity Fund	0.10% on all Subadviser Assets 0.20% on all Subadviser Assets

NVIT S&P 500 1-Year Buffer Fund Jan

NVIT S&P 500 1-Year Buffer Fund Feb

NVIT S&P 500 1-Year Buffer Fund Mar

NVIT S&P 500 1-Year Buffer Fund Apr

NVIT S&P 500 1-Year Buffer Fund May

NVIT S&P 500 1-Year Buffer Fund June

NVIT S&P 500 1-Year Buffer Fund July

NVIT S&P 500 1-Year Buffer Fund Aug

NVIT S&P 500 1-Year Buffer Fund Sep

NVIT S&P 500 1-Year Buffer Fund Oct

NVIT S&P 500 1-Year Buffer Fund Nov

NVIT S&P 500 1-Year Buffer Fund Dec

NVIT S&P 500 5-Year Buffer Fund Q1

NVIT S&P 500 5-Year Buffer Fund Q2

NVIT S&P 500 5-Year Buffer Fund Q3

NVIT S&P 500 5-Year Buffer Fund Q4

0.19% on all Subadviser Assets**

NVIT J.P. Morgan Digital Evolution Strategy Fund	0.375% on all Subadviser Assets

NVIT J.P. Morgan Innovators Fund	0.375% on all Subadviser Assets

NVIT J.P. Morgan Large Cap Growth Fund	0.35% on Subadviser Assets of up to $500 million; and 0.30% on Subadviser Assets of $500 million and more

NVIT J.P. Morgan US Technology Leaders Fund	0.375% on all Subadviser Assets

*	As approved at the Board of Trustees Meeting held on March 7-9, 2022.
**

The Sub-Advisory Fee stated above will be reduced by each Fund’s Acquired Fund Fees and Expenses (“AFFE”) attributable to the Subadviser’s allocation of Fund assets to exchange-traded funds, excluding any funds managed by the Adviser or its affiliates (each an “Underlying ETF”). The AFFE for each Underlying ETF is the “Total Annual Fund Operating Expenses after Fee Waivers and/or Expense Reimbursements” disclosed in the current prospectus for each Underlying ETF.

IN WITNESS WHEREOF, the parties hereto have executed this Exhibit A on the effective date set forth above.

TRUST
NATIONWIDE VARIABLE INSURANCE TRUST

By:	/s/ Christopher C. Graham
Name: Christopher C. Graham
Title: VP, Chief Investment Officer

ADVISER
NATIONWIDE FUND ADVISORS

By:	/s/ Christopher C. Graham
Name: Christopher C. Graham
Title: VP, Chief Investment Officer

SUBADVISER
J.P. MORGAN INVESTMENT MANAGEMENT INC.

By:	/s/ Ana Brands
Name: Ana Brands
Title: Vice President